EXHIBIT 4.4


THIS NOTE AND THE SHARES OF COMMON STOCK OF nSTOR TECHNOLOGIES, INC. INTO WHICH THIS NOTE IS CONVERTIBLE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL IS SATISFACTORY TO THE COMPANY, THAT THE NOTE OR THE SHARES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.

                            nSTOR TECHNOLOGIES, INC.
                            (a Delaware corporation)

                   8% Convertible Subordinated Promissory Note

Amount: $3,100,000.00                                       Dated:  June 7, 2002



        nSTOR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Halco Investments, L.C. or to its order or to such persons as he may designate from time to time ("Holder") in lawful money of the United States of America: (i) upon Holder's presentation and surrender of this 8% Convertible Subordinated Promissory Note ("Note") at the principal office of the Company, the principal sum of Three Million One Hundred Thousand Dollars ($3,100,000.00) on November 20, 2006, 10:00 a.m., local time ("Maturity"), and (ii) interest on the unpaid principal of this Note at the rate of eight percent (8%) per annum, payable quarterly on March 10th, June 10th, September 10th and December 10th for interest accrued through the last day of the month preceding said payment. This Note replaces a promissory note dated November 20, 2001 made by the Company in favor of Holder in the original principal amount of Three Million One Hundred Thousand Dollars ($3,100,000.00) (the "Initial Note"). Interest payable under this Note on June 10, 2002 shall include interest accrued but unpaid under the Initial Note for the period from February 28, 2002 to the date hereof. Payment of this Note shall be subject to conversion as provided in Section 1 hereof and to the terms and conditions of this Note.

        At the option of the Company, any payment by the Company required hereunder may be made by check mailed to Holder at the last address for Holder appearing on the records of the Company. This Note may be prepaid, in whole or part, at any time.

        1.     Conversion.

               a. The Company's Right to Convert. The Company shall be entitled, at any time prior to Maturity and after the earlier of: (i) May 31, 2003 or (ii) the date on which the Company receives a notice of delisting from the American Stock Exchange ("AMEX"); and, in each case, only to the extent deemed necessary to maintain the Company's listing on AMEX, to convert all or a portion of the then outstanding principal amount of this Note, and/or any accrued and unpaid interest, into shares of common stock, $.05 par value per share, of the Company ("Common Stock"), at a per share conversion price equal to 85% of the closing bid price of the Common Stock on AMEX on the trading day immediately prior to the Date of Conversion (as defined below) ("Company Conversion Price"). The number of shares to be issued upon such conversion (the "Shares") shall equal
(x) the principal amount of this Note to be converted pursuant to this Section 1a., plus any accrued and unpaid interest on such amount through the Date of Conversion divided by (y) the Company Conversion Price. Any conversion of all or part of the principal amount of this Note and/or any accrued but unpaid interest shall not extinguish Holder's otherwise valid contractual right to any remaining principal and any unpaid interest not so converted.

               b. Holder's Right to Convert. Holder shall be entitled, at any time after May 31, 2003 and prior to Maturity, to convert all or a portion of the then outstanding principal amount of this Note, and/or any accrued and unpaid interest, into shares of Common Stock, at a per share conversion price equal to 110% of the closing bid price of the Common Stock on AMEX (or other national exchange or quotation system on which the Common Stock is then listed or quoted) on the trading day immediately prior to the Date of Conversion ("Holder Conversion Price"). The number of Shares to be issued upon such conversion shall equal (x) the principal amount of this Note to be converted pursuant to this Section 1b., plus any accrued and unpaid interest on such amount through the Date of Conversion divided by (y) Holder Conversion Price. Any conversion of all or part of the principal amount of this Note and/or any accrued but unpaid interest shall not extinguish Holder's otherwise valid contractual right to any remaining principal and any unpaid interest not so converted.

               c. Stock Reclassifications; Stock Splits, Combinations and Dividends. If the Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, stock split, stock dividend, or similar event, then and in each such event, the Company or Holder, as the case may be, shall have the right thereafter to convert all or any portion of this Note into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which Holder would have received had this Note been converted immediately prior to such capital reorganization, reclassification or other change.

               d. Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in Section 1c. above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as-converted basis) is sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which Holder would have been entitled if the Company or Holder, as the case may be, had converted such portion of this Note immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection with respect to the rights of Holder after the Reorganization, to the end that the provisions of this subsection (including adjustment of the number of shares issuable upon conversion of this Note) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               e. Exercise of Conversion Right. In order to exercise the conversion privilege in Section 1a. above, the Company shall deliver the attached Notice of Election to Convert (which must be fully completed and executed) during regular business hours to Holder at the last address for Holder appearing on the records of the Company. In order to exercise the conversion privilege in Section 1b. above, Holder shall deliver the attached Notice of Conversion (which must be fully completed and executed) during regular business hours to the Company at the office of the Company. Promptly upon receipt of the Notice of Election to Convert or the Notice of Conversion, as the case may be, Holder shall surrender for conversion this Note, accompanied by the attached Assignment Form, unless the Shares are to be issued in the same name as Holder. As promptly as practicable after the surrender of this Note, the Company shall deliver or cause to be delivered to Holder, at the last address for Holder appearing on the records of the Company or to such other address as may be set forth by Holder in a Notice of Conversion, a certificate(s) for the number of fully paid and non-assessable shares of Common Stock issuable upon conversion of this Note.

               f. Date of Conversion. Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notice of Election to Convert is sent to Holder or the Notice of Conversion is received by the Company along with this originally executed Note, as the case may be, (the "Date of Conversion"). On the Date of Conversion, the rights of Holder hereunder shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall have been issued upon conversion ("Certificate Holders") shall be deemed to have become Holder(s) of record of the shares represented thereby. Notwithstanding, if the stock transfer books of the Company shall be closed on the Date of Conversion, Certificate Holders shall be deemed to have become shareholder(s) of record on the next succeeding day on which the Company's stock transfer books are open.

               g. Legend. Certificates evidencing the Shares shall bear a legend (to the extent applicable) similar to the legend on the face of this Note.

               h. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In the event that the principal amount and interest to be converted would result in the issuance of a fractional share of Common Stock, such fractional shares, on an aggregate basis, shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be, on an aggregate basis, the next higher number of whole shares.

               i. Taxes. The issuance of a certificate(s) for the Shares shall be made without charge to Holder for any documentary tax (other than Federal or state taxes, if appropriate), expense or related cost in respect to the issuance of such certificate(s).

               j. Partial Conversion. Upon partial conversion of this Note, the Company shall execute and deliver to Holder a substitute Note representing the outstanding principal amount of this Note not converted and containing substantially the same terms as this Note.

               k. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient or as may be available to effect the conversion of the outstanding principal amount of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding principal amount of this Note, the Company shall use its best efforts to take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        2. No Avoidance. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, nor shall Holder, by any action, avoid or seek to avoid the performance of any of the provisions of this Note.

        3. Application of Payments. All payments received shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest then due, then to principal, except that, after the occurrence and during the continuation of any default under this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

        4. No Waiver. The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder's right to require full payment when due of all future or succeeding installments.

        5. Default. In the event that the Company: (i) fails to make any payment of principal or interest hereunder when due and such default shall continue for thirty (30) days after written notice thereof has been delivered to the Company; (ii) files a petition or is subject to proceedings for protection under any bankruptcy, receivership, reorganization or insolvency laws; (iii) makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (iv) has a trustee or receiver appointed for the Company, its assets or a substantial portion of its assets; (v) is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; or (vi) fails to observe any of the covenants or agreements on the part of the Company contained in this Note continuing (without being waived or cured) for a period of thirty (30) days after receipt from Holder of written notice of such failure, then Holder may, by written notice to the Company, declare the outstanding principal amount of this Note to be immediately due and payable, whereupon the outstanding principal amount hereof, along with any accrued but unpaid interest, shall become and be immediately due and payable without presentment, demand, protest or notice of any kind.

        6. Transferability. This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities law and may not be pledged, sold, assigned or transferred until (i) a registration statement with respect thereto is effective under the Act and any applicable state securities law or (ii) the Company receives an opinion of counsel to Holder, which counsel is satisfactory to the Company, that the Note may be pledged, sold, assigned or transferred without an effective registration statement under the Act or applicable state securities law.

        7.    Registration.

               a. Holder, by its acceptance of this Note, acknowledges that it is aware that this Note has not been registered under the Act, or the securities laws of any state or other jurisdiction.

               b. Holder warrants and represents to the Company that it has acquired this Note for investment and not with a view to, or for sale in connection with, any distribution of this Note or with any intention of distributing or selling this Note.

        8. Subordination. Indebtedness evidenced by this Note shall be subordinate in interest, and in right of payment as to principal and accrued interest, to the payment of any and all "Senior Indebtedness." "Senior Indebtedness" shall mean: (i) all indebtedness owed to Wells Fargo Credit, Inc., or any successor thereof (the "Senior Lender"), whether or not secured, including, without limitation all indebtedness under revolving lines of credit and term loans; (ii) all obligations to reimburse the Senior Lender in respect of amounts paid under letters of credit, acceptance or other similar instruments; and (iii) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to any of the Senior Indebtedness described above.

        9. Severability. In case any provision of this Note is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        10. Choice of Law; Venue; Non-Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of law principles, and the sole venue for any legal action brought in connection with this Note shall be Palm Beach County, Florida in a court of law with appropriate jurisdiction. Holder hereby expressly waives its right to a jury trial in any court action that may occur. In any legal action arising out of or in connection with this Note, the prevailing party shall be entitled to an award of the reasonable attorneys' fees.

        11. Business Day. If any interest payment date or the Maturity date under this Note shall not be a business day in the State of Florida, payment may be made on the next succeeding day that is a business day in the State of Florida, and shall be deemed hereunder as made on such interest payment date or Maturity date, notwithstanding any other provisions contained in this Note.

        12. Notices. Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed first class, postage-paid, addressed (i) if to the Company, to the Company's business office in the State of Florida, and (ii) if to Holder, at the last address for Holder listed on the records of the Company.

        13. Modification. This Note represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior agreements between the parties. The terms and provisions of this Note cannot be modified or amended orally or by course of dealing or conduct, or in any other manner, except in a writing signed by the party against whom enforcement is sought.

        14. Binding Effect. This Note shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

        15. Captions. Section captions are provided for the convenience of the parties and are not intended to affect the interpretation, performance or enforcement of this Note.

        16. Compliance With Law. It is the responsibility of Holder ensure that all payments received by Holder comply with all tax, securities and other applicable laws, rules, and regulations of all applicable authorities, and to provide the Company with any written consents or other documents necessary for compliance with such laws, rules and regulations. It is the responsibility of the Company to pay any documentary stamp, governmental, agency or any other type of tax upon this Note or upon the indebtedness evidenced hereby when due (other than any federal, state or local income tax imposed upon Holder).

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer and its corporate seal to be affixed hereto, as of this 7th day of June, 2002.

                                            nSTOR TECHNOLOGIES, INC.,
                                            a Delaware corporation

                                            By: /s/ Thomas L. Gruber
                                            Its: President

                          NOTICE OF ELECTION TO CONVERT

To: HALCO INVESTMENTS, L.C.

        nSTOR TECHNOLOGIES, INC. , a Delaware corporation, hereby exercises the option to convert the principal amount of the attached Note, or portion thereof, and/or any accrued and unpaid interest thereon, below designated, for shares of the Common Stock of the Company in accordance with the terms of the attached Note. The shares deliverable upon this conversion (and any Note representing any nonconverted amount hereof) shall be issued and delivered to Halco Investments, L.C.

Dated: __________, 200_

                                   nSTOR TECHNOLOGIES, INC.,
                                   a Delaware corporation

                                   By:_______________________________
                                   Name: ____________________________
                                   Title:____________________________

                                   Principal amount to be converted
                                   $_____________

                                   Accrued but unpaid interest to
                                   be converted $____________

                                   Conversion  Price  (if and as  adjusted)
                                   $_______ per share

                                   Number of shares of Common Stock to be issued
                                   ___________

                              NOTICE OF CONVERSION

To:     nSTOR TECHNOLOGIES, INC.

        The undersigned, Holder of the attached Note issued to Halco Investments, L.C., hereby exercises the option to convert the principal amount of this Note, or portion thereof, and/or any accrued and unpaid interest thereon, below designated, for shares of the Common Stock of the Company in accordance with the terms of the attached Note. The shares deliverable upon this conversion (and any Note representing any nonconverted amount hereof), shall be issued and delivered to ________________.

Dated: __________, 200_
                                   HOLDER

                                   ___________________________


                                   Principal amount to be converted
                                   $_____________

                                   Accrued but unpaid interest to
                                   be converted $____________

                                   Conversion  Price  (if and as  adjusted)
                                   $_______ per share

                                   Number of shares of Common Stock to be issued
                                            ------------

                                   ASSIGNMENT

        To be executed by the registered holder to effect a permitted transfer of the within Note. Capitalized terms have the same meanings ascribed to them in the within Note.

FOR VALUE RECEIVED__________________________("Assignor") hereby sells, assigns and transfers this Note unto

____________________________("Assignee")
(Name)

____________________________
(Address)

____________________________

, and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

Date: ______________________          Assignor:

                                      By:
                                      Its:

                                      Signature:_________________________